UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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CONIFER HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

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CONIFER HOLDINGS, INC.

550 West Merrill Street, Suite 200

Birmingham, Michigan 48009

(248) 559‑0840

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

You are cordially invited to attend the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Conifer Holdings, Inc., which will be held virtually on Wednesday, May 19, 2021 at 10:00 a.m. (Eastern Time).  The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CNFR2021, where you will be able to listen to the meeting live, submit questions and vote online.  We believe that a virtual shareholder meeting provides greater access to those who may want to attend and therefore have chosen a virtual meeting over an in-person meeting.

We have elected to deliver our proxy materials to our shareholders over the Internet in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).  We believe that this delivery process reduces our environmental impact and lowers the costs of printing and distributing our proxy materials without impacting our shareholders’ timely access to this important information.  On April 7, 2021, we will send a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders, which contains instructions on how to access our proxy statement for our 2021 Annual Meeting and annual report to shareholders.  The Notice also provides instructions on how to vote by telephone or through the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.

The matters to be acted upon are as follows:

1.	The election of James G. Petcoff and Jeffrey A. Hakala for a three-year term expiring in 2024, or, in each case, until each of the earlier election and qualification of such director’s successor;
2.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm; and
3.	Any other business that is properly submitted before the Annual Meeting or any adjournments or postponements thereof.

The Record Date for the Annual Meeting was March 26, 2021.  Only shareholders of record at the close of business on that date are entitled to vote at the Annual Meeting. The Notice was mailed only to those shareholders.

This proxy statement and our annual report can be accessed directly at the following Internet address: www.virtualshareholdermeeting.com/CNFR2021.  You will be asked to enter the control number located on your Notice.

YOUR VOTE IS IMPORTANT.  Whether or not you plan to participate in the virtual Annual Meeting, we urge you to submit your vote via: telephone; Internet; or request, sign and return a proxy card.

By Order of the Board of Directors,
Nicholas Petcoff
Secretary

Birmingham, Michigan

Dated: April 7, 2021

CONIFER HOLDINGS, INC.

PROXY STATEMENT

FOR 2021 ANNUAL MEETING OF SHAREHOLDERS

To Be Held at 10:00 a.m. Eastern Time on Wednesday, May 19, 2021

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the Board of Directors of Conifer Holdings, Inc. (the “Company” or “Conifer”) for use at the Company’s 2021 Annual Meeting of Shareholders (“Annual Meeting”) to be held virtually on May 19, 2021, at 10:00 a.m. (Eastern Time), and any adjournment or postponement thereof.  The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CNFR2021, where you will be able to listen to the meeting live, submit questions and vote online.  The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 7, 2021 to all shareholders entitled to vote at the Annual Meeting.

The information provided in the question and answer format below is for your convenience only and is merely a summary of the information contained in this proxy statement.  You should read this entire proxy statement carefully.  Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in the proxy statement are inactive textual references only and do not represent an active link.

QUESTIONS AND ANSWERS

1.	What is a proxy?

A proxy is a procedure which enables you, as a shareholder, to authorize someone else to cast your vote for you. The Board of Directors of the Company is soliciting your proxy, and asking you to authorize James Petcoff, Chief Executive Officer and Chairman of the Board, Brian Roney, President or Nicholas Petcoff, Executive Vice President, Director and Secretary of the Company, to cast your vote at the 2021 Annual Meeting. You may, of course, cast your vote via telephone, the Internet, by proxy or abstain from voting, if you so choose. The term proxy is also used to refer to the person who is authorized by you to vote for you.

2.	What is a proxy statement and a proxy card?

A proxy statement is the document the United States Securities and Exchange Commission (the “SEC”) requires be provided to you in order to explain the matters on which you are asked to vote. A proxy card is the form by which you may authorize someone else, and in this case, James Petcoff, Brian Roney and Nicholas Petcoff, to cast your vote for you. The proxy statement and proxy card with respect to the Company’s 2021 Annual Meeting were made available on or about April 7, 2021 to all shareholders entitled to vote at the Annual Meeting.

3.	Who is entitled to vote?

Only holders of shares of the Company’s common stock at the close of business on March 26, 2021 (the “Record Date”) are entitled to vote on proposals presented at the Annual Meeting. Each shareholder of record has one vote for each share of common stock on each matter presented for a vote.

4.	What is householding and how does it affect me?

Some banks, brokers, and other record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one notice related to our shareholder meeting and access to our proxy statement and 2020 annual report on Form 10-K may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of these documents to you if you contact us at the address set forth on the Notice of Annual Meeting of Shareholders on the first page of this statement.  If you want to receive separate copies of our proxy statements and annual reports on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other record holder.

5.	What proposals will I vote on?

Shareholders are asked to vote upon:

1.	The election of James G. Petcoff and Jeffrey A. Hakala for a three-year term expiring in 2024, or, in each case, until each of the earlier election and qualification of such director’s successor;
2.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm; and
3.	Any other business that is properly submitted before the Annual Meeting or any adjournments of the Annual Meeting.
6.	How does the Board of Directors recommend I vote on the proposals?

The Board of Directors recommends a vote FOR each of Proposals 1 and 2.

7.	How can I vote?

You can vote by telephone, the Internet or by proxy. To vote by proxy, complete, sign, date and return the proxy card in the included envelope. If you returned your signed proxy card to the Company before the Annual Meeting, the persons named as proxies on the card will vote your shares as you direct. Shares represented by proxies which are marked “ABSTAIN” on Proposal 2 will not be counted in determining whether the requisite vote has been received for such proposal. IF YOU WISH TO VOTE IN THE MANNER THE BOARD OF DIRECTORS RECOMMENDS, IT IS NOT NECESSARY TO SPECIFY YOUR CHOICE ON THE INTERNET OR THE PROXY CARD. SIMPLY SIGN ONLINE OR SIGN, DATE AND RETURN THE PROXY CARD IN THE INCLUDED ENVELOPE. You may revoke a proxy at any time before the proxy is voted by:

(i)	Providing written notice of revocation to the Secretary of the Company at the address shown on the Notice of Annual Meeting of Shareholders on the first page of this statement;
(ii)	Submitting another proxy that is properly signed and dated later; or
(iii)	Voting by internet or telephone again (but only if the shares are registered in the Company’s records in your name and not in the name of a broker, dealer, bank or other third party).
8.	Is my vote confidential?

Yes, your vote is confidential. Only the inspector of elections and certain employees associated with processing proxy cards and counting the votes have access to your proxy card. All comments received will be forwarded to management on an anonymous basis unless you request that your name be disclosed.

9.	What is a quorum?

There were 9,681,728 shares of the Company’s common stock outstanding on the Record Date, March 26, 2021. A simple majority of the outstanding shares entitled to be cast, or 4,840,865 shares, present or represented by proxy, constitutes a quorum. A quorum must exist to conduct business at the Annual Meeting. Abstentions and broker non-votes are counted as votes present for purposes of determining whether there is a quorum. A broker non-vote is a proxy a broker submits that does not indicate a vote for the proposal, because the broker does not have discretionary voting authority and the broker did not receive instructions as to how to vote on the proposal.

10.	How does voting work?

The nominees receiving the most votes for the open board positions available, whether or not a majority, will be elected as directors.  If a quorum is present, the affirmative vote by the holders of a majority of the votes cast on the Internet, by telephone, or by proxy is required to approve Proposal 2. Abstentions and broker non-votes are not votes cast. Therefore, an abstention and a broker non-vote will have no effect on Proposal 2.

The Company will vote properly executed proxies it receives prior to the Annual Meeting in the way you direct. If you do not specify instructions, the shares represented by proxies will be voted FOR the nominees for director and FOR the approval of Proposal 2. No other proposals are currently scheduled to be presented at the meeting.

11.	Who pays for the costs of the Annual Meeting?

The Company pays the cost of preparing and printing the proxy materials. The Company will solicit proxies by electronic mail, but also may solicit proxies personally and by telephone, facsimile or other means. Officers and regular employees of the Company and its subsidiaries also may solicit proxies, but will receive no additional compensation for doing so, nor will their efforts result in more than a minimal cost to the Company.

12.	What other information is available about Conifer Holdings, Inc.?

The Company maintains a corporate website, www.cnfrh.com, where the Company makes available, free of charge, copies of its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after they are filed. In addition, the Company maintains the charters of its Nominating and Corporate Governance Committee, the Compensation Committee, the Audit Committee, and the Finance and Investment Committee of the Board of Directors on its website, as well as the Company’s Code of Business Conduct and Ethics Policy, and Insider Trading Policy and Whistleblower Policy. The names of shareholders of record entitled to vote at the Annual Meeting will be available to shareholders upon request for any purpose reasonably relevant to the meeting.  Printed copies of the above are available, free of charge, to any shareholder who requests this information.

13.	When are shareholder proposals for the 2022 Annual Meeting due?

All shareholder proposals to be considered for inclusion in next year’s proxy statement under SEC Rule 14a-8 or otherwise must be submitted in writing to the Secretary of the Company at the address shown on the Notice of Annual Meeting of Shareholders on the first page of this booklet by December 8, 2021.

The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The following table sets forth the names, ages as of the Record Date of March 26, 2021, and certain other information for each of the members of our Board of Directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our Board of Directors:

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms expiring at the Annual Meeting / Nominees
James Petcoff	III	65	Director, Chairman, and CEO	2009	2021	2024
Jeffrey Hakala (2) (3)	III	47	Director	2018	2021	2024

Continuing Directors
Timothy Lamothe (3)	II	65	Director	2020	2023	—
Isolde O'Hanlon (1) (2)	II	62	Director	2017	2023	—
Nicholas Petcoff	II	39	Director, EVP, and Secretary	2009	2023	—
John Melstrom (1)	I	80	Director	2019	2022	—
Andrew Petcoff	I	37	Director and SVP	2019	2022	—
Joseph Sarafa (2) (3)	I	66	Director	2012	2022	—
R. Jamison Williams, Jr. (1)	I	79	Director	2009	2022	—

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

(3) Member of the Nominating and Corporate Governance Committee

Nominees for Director

James Petcoff is Chairman & Chief Executive Officer of Conifer Holdings, Inc. Mr. Petcoff is responsible for establishing the overall direction and executing the strategy of the Company.  Mr. Petcoff and Mr. Nicholas Petcoff founded the Company in 2009. He has over 35 years of insurance industry experience, including founding North Pointe Insurance Company in 1986, taking it public in 2005 and facilitating the sale to QBE Holdings Inc. in 2008. Mr. Petcoff has a B.A. from Michigan State University, a M.B.A. from University of Detroit and a J.D. from University of Detroit School of Law.  Mr. Petcoff's extensive executive leadership and public company expertise provides irreplaceable direction for the continued growth of the Company.

Jeffrey Hakala is the Chief Executive Officer and co-Chief Investment Officer of Clarkston Capital Partners, LLC, an investment management firm with offices in Rochester, Michigan, Bloomfield Hills, Michigan, and Scottsdale, Arizona.  Prior to Mr. Hakala co-founding Clarkston Capital Partners in 2007, he served as a portfolio manager for multiple investment management firms and worked in public accounting.  Mr. Hakala was elected to the Conifer Holdings, Inc. Board of Directors in 2018.  In addition, Mr. Hakala also serves as a Director and member of the Audit Committee of Waterford Bancorp, Inc.  Mr. Hakala holds a B.A. in accounting and M.B.A. from Michigan State University and is both a Chartered Financial Analyst and a registered Certified Public Accountant.  Mr. Hakala’s over 25 years of experience in portfolio investment management and public accounting brings inimitable investment strategy and financial expertise to the Board.

Continuing Directors

Timothy Lamothe has more than 38 years of experience in the reinsurance industry, with particular expertise in the development and implementation of marketing programs throughout the United States.  He attended Hofstra University MBA Program in 1980 and received his MBA in Business Administration & Finance from Sacred Heart University in Bridgeport, CT in 1984. His Undergraduate work was at St Michael’s College in Winooski, VT in 1977.  Most recently (from 2001-2019), Mr. Lamothe served as Senior Vice President for Swiss Reinsurance, where he was responsible for direct marketing to over 25 states.  His career also includes senior level marketing positions at PXRE Reinsurance Company, General Re/National Reinsurance Corporation, AIG, and Liberty Mutual Insurance Company.  Mr. Lamothe was elected to the Conifer Holdings, Inc. Board of Directors in 2020.  His expertise in engaging independent agent channels and marketing specialty insurance programs will prove invaluable as Conifer continues to expand its commercial and personal lines businesses.

John Melstrom is a founder and Partner Emeritus of Fenner, Melstrom and Dooling, a Birmingham, Michigan CPA firm.  With over 50 years as a practicing CPA and a serial entrepreneur, Mr. Melstrom has broad knowledge and experience in multiple businesses and has served in various capacities as owner, advisor, counselor or director.  Throughout his career, Mr. Melstrom has served, often in the leadership role of Chairman or Vice Chairman, on multiple boards both public and private and has been active in his community by serving on various civic and charitable boards.  Mr. Melstrom was elected to the Board of Directors of Conifer Holdings, Inc. in 2019.  Mr. Melstrom received his Bachelor of Science degree in accounting from Michigan State University in 1963 and is a practicing Certified Public Accountant licensed in the State of Michigan.

Isolde O'Hanlon currently serves as principal of Insurance Consulting Associates, a firm she founded to provide M&A and Capital Advisory services to insurance carriers, brokers and service providers. She also provides advice to private equity and pension funds who are evaluating investments in the sector. Ms. O’Hanlon received a B.A. in Economics from Smith College.  Ms. O’Hanlon was elected to the Conifer Holdings, Inc. Board of Directors in 2017. With more than 25 years of experience in the Insurance Investment Banking field, her expertise serving small to mid-cap insurance clients in strategic advisory and capital-raising is an invaluable addition to the Board.

Andrew Petcoff is Director & Senior Vice President of Conifer Holdings, Inc.  Mr. Petcoff has primary responsibility over Non-Risk Revenue, Marketing and Agency Development, Personal Lines Underwriting and Reinsurance for the Company.  Mr. Petcoff also serves as Director & President of Sycamore Insurance Agency, Director & Senior Vice President of Personal Lines & Non-Risk Revenue of White Pine Insurance Company, and Senior Vice President of Personal Lines & Non-Risk Revenue of Conifer Insurance Company; all wholly owned subsidiaries of Conifer Holdings, Inc. He has been with the Company since 2009 and has more than 15 years of experience in the insurance industry.  With his wide range of functional expertise in underwriting, marketing, reinsurance, and claims, Mr. Petcoff possesses the insight and understanding to cultivate business sustainably with the greatest net effect.

Nicholas Petcoff is Director & Executive Vice President of Conifer Holdings, Inc.  Nick Petcoff oversees the Company's Commercial Lines Underwriting, Reinsurance, Claims and Information Technology.  Mr. Petcoff is also Director and President of Conifer Insurance Company and President of White Pine Insurance Company, both wholly owned subsidiaries of Conifer Holdings, Inc. He has been with the Company since 2009 and has more than 17 years of experience in the insurance industry.  Mr. Petcoff’s distinctive skillset in the areas of Underwriting, Claims and Treaty Reinsurance equips him to direct the Company’s overall strategy, growing the business while enabling the Company to conceptualize and deftly respond to market needs.

Joseph Sarafa has over 30 years of experience as a practicing attorney and is the co-owner of a property management and development company in Michigan.  Since 2010, Mr. Sarafa has been a partner with the firm Moothart & Sarafa, PLC.  Mr. Sarafa was elected to the Conifer Holdings, Inc. Board of Directors in 2012 and named the Chair of the Nominating and Corporate Governance Committee in 2015.  Mr. Sarafa is very involved in the community, serving multiple businesses and charitable organizations in various capacities over the years and currently serves on multiple boards in an array of industries.  Mr. Sarafa has a B.S. from the University of Michigan and a J.D. from the University of Detroit - School of Law.

He was admitted to the State Bar of Michigan in 1983.  His legal experience and years of providing counsel to a broad range of industries brings important expertise in the areas of governance, compliance, and regulatory issues to the Board.

Richard Jamison Williams, Jr. is a founder and Managing Partner of Williams, Williams, Rattner & Plunkett, P.C. and has over 45 years of experience as a practicing attorney specializing in business law. Mr. Williams was elected to the Conifer Holdings, Inc. Board of Directors in 2009. He is a Director of a number of companies, including Penske Corporation, Clarke Power Services and Green Optics.  Mr. Williams’ civic responsibilities include serving on the Boards of Trustees of Cranbrook Educational Community, Detroit Symphony Orchestra and Beaumont Hospital.  Mr. Williams brings extensive experience in a wide variety of transactions, and his legal judgment and experience strengthens our Board in its consideration of various governance and strategic issues.

Staggered Board

Our articles of incorporation and restated bylaws provide for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. Our directors are divided among the three classes as follows:

•	Class I directors, whose term will expire at the Annual Meeting of Shareholders to be held in fiscal year 2022, consist of Messrs. Sarafa, Williams, Melstrom, and Mr. Andrew Petcoff;
•	Class II directors, whose term will expire at the Annual Meeting of Shareholders to be held in fiscal year 2023, consist of Mr. Nicholas Petcoff, Mr. Lamothe, and Ms. O'Hanlon; and
•	Class III directors, whose term will expire at the Annual Meeting of Shareholders to be held in fiscal year 2021, consist of Mr. Hakala and Mr. James Petcoff.

Directors in a particular class will be elected for three-year terms at the Annual Meeting of Shareholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our shareholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal.

Our articles of incorporation and restated bylaws provide that our Board of Directors or our shareholders may fill vacant directorships. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the three classes so that, as nearly as possible, each class would consist of an equal number of the authorized number of directors.

Director Independence

Our Board of Directors determines the independence of our directors by applying the applicable rules, regulations and listing standards of the Nasdaq Global Select Market (“Nasdaq”) and applicable rules and regulations promulgated by the SEC. The applicable rules, regulations and listing standards of Nasdaq provide that a director is independent only if the Board of Directors affirmatively determines that the director does not have a relationship with the Company which, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. They also specify various relationships that preclude a determination of director independence. Such relationships may include employment, commercial, accounting, family and other business, professional and personal relationships.

Applying these standards, our Board of Directors annually reviews the independence of our directors, taking into account all relevant facts and circumstances. In its most recent review, our Board of Directors considered, among other things, the relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

As a result of this review, our Board of Directors determined that Messrs. Hakala, Lamothe, Williams, Sarafa, Melstrom, and Ms. O'Hanlon representing six of our nine directors, are “independent directors” as defined under the applicable rules, regulations and listing standards of Nasdaq and applicable rules and regulations promulgated by the SEC. All members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee must be independent directors under the applicable rules, regulations and listing standards of Nasdaq. Members of the Audit Committee also must satisfy a separate SEC independence requirement, which provides that (i) they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than their directors’ compensation, and (ii) they may not be an affiliated person of the Company.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our Board of Directors may choose its chairperson in any way that it considers to be in the best interests of our Company. Our Nominating and Corporate Governance Committee periodically considers the leadership structure of our Board of Directors, including the separation of the chairperson and chief executive officer roles and makes such recommendations to our Board of Directors with respect thereto as our Nominating and Corporate Governance Committee deems appropriate.

Currently, our Board of Directors believes that it is in the best interest of our Company and our shareholders for our Chief Executive Officer, James Petcoff, to serve as both Chief Executive Officer and Chairman given his knowledge of our Company and industry and his strategic vision. Our Board of Directors believes that its majority of independent members and active oversight of management is maintained effectively through this leadership structure, the composition of our Board of Directors and sound corporate governance policies and practices.

Board's Role in Risk Oversight

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces, while our Board of Directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our Board of Directors believes that open communication between management and our Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with members of the senior management team at quarterly meetings of our Board of Directors (as well as such other times as they deemed appropriate), where, among other topics, they discuss risks facing the Company.

While our Board of Directors is ultimately responsible for risk oversight, our board committees assist our Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Audit Committee reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our Audit Committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our Compensation Committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full Board of Directors reviews strategic and operational risk and the Company's Enterprise Risk Management initiatives in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

Board Meetings and Committees

During our fiscal year ended December 31, 2020, our Board of Directors held eight meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he/she has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he/she served during the periods that he/she served.

Although we do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of shareholders, we encourage, but do not require, our directors to attend.  All board members were in attendance at the 2020 Annual Meeting.

Our Board of Directors has established three standing committees to assist it in fulfilling its responsibilities in compliance with SEC and Nasdaq rules and regulations.  These committees include the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.  Each committee operates under a separate charter adopted by our Board of Directors.  Committee charters are available under the “Governance” tab on the Company’s website at www.cnfrh.com.  Committee members are appointed by the Board of Directors annually and serve until their resignation or until otherwise determined by the Board.  Details and the function of each committee are described below.

Audit Committee

The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities relating to:

•	the integrity of our financial statements and our financial reporting process;
•	internal and external auditing and the independent registered public accounting firm’s qualifications and independence;
•	the performance of an internal audit function and our independent registered public accounting firm;
•	the integrity of our systems of internal accounting and financial controls; and
•	our compliance with legal and regulatory requirements.

In so doing, the Audit Committee is responsible for maintaining free and open communication between the committee, the independent registered public accounting firm and our management. In this role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of our Company and has the power to retain outside counsel or other experts for this purpose.  The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accounting firm.  The Audit Committee meets in executive session with both the internal auditor and the independent registered public accounting firm periodically.  The Audit Committee in conjunction with the head of the Internal Audit and Corporate Counsel, oversees the administration of the Company's whistleblower hotline to include oversight over the investigative process initiated as a result of any report that is received by the Company.   The Audit Committee is responsible for approving all transactions with related persons. The Audit Committee periodically reviews and approves or ratifies a summary of transactions with related persons as prepared by management. To the extent any new transactions may arise during the course of the year, management discusses such transactions with the Audit Committee.

Currently, the Audit Committee members are Isolde O'Hanlon (Chairperson), John Melstrom, and Richard Jamison Williams, Jr.  Our Board of Directors has determined that each member of the Audit Committee meets the requirements for independence under the applicable rules, regulations and listing standards of Nasdaq and applicable rules and regulations promulgated by the SEC. The Audit Committee met eight times in 2020. The Audit Committee Report is set forth later in this proxy statement.

Compensation Committee

The Compensation Committee assists our Board of Directors with reviewing the performance of our management in achieving corporate goals and objectives and assuring that our executives are compensated effectively in a manner consistent with our strategy, competitive practice and the requirements of applicable regulatory bodies. Toward that end, the Compensation Committee, among other responsibilities, makes recommendations to our Board of Directors regarding director and executive officer compensation, equity‑based compensation plans and executive benefit plans. The Compensation Committee also administers the Company’s incentive plans.

The Compensation Committee met four times in 2020. All members of the Compensation Committee satisfy the independence requirements established by the Nasdaq. The Compensation Committee members are Jeffrey Hakala (Chairperson), Isolde O’Hanlon, and Joseph Sarafa.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, among other things:

•	identifies, evaluates and recommends nominees, including shareholder nominees, to our Board of Directors and committees of our Board of Directors;
•	conducts searches for appropriate directors;
•	evaluates the performance of our Board of Directors and of individual directors;
•	considers and makes recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees and related compensation;
•	reviews developments in corporate governance practices;
•	evaluates the adequacy of our corporate governance practices and reporting; and
•	makes recommendations to our Board of Directors concerning corporate governance matters.

The members of the Nominating and Corporate Governance Committee are Joseph Sarafa (Chairperson), Jeffrey Hakala, and Timothy Lamothe. The Nominating and Corporate Governance Committee met four times in 2020.  The Nominating and Corporate Governance Committee recommended to the Board, and the Board approved the nomination of James G. Petcoff and Jeffrey A. Hakala as directors with terms expiring in 2024.

Code of Business Conduct and Ethics

We have a Code of Conduct and Ethics applicable to our directors, officers and employees that complies with the requirements of applicable rules and regulations of the SEC and Nasdaq. This code is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;
•	compliance with applicable governmental laws, rules and regulations;
•	prompt internal reporting to an appropriate person or persons identified in the Code of Business Conduct and Ethics of violations of the Code of Business Conduct and Ethics;
•	accountability for adherence to the Code of Business Conduct and Ethics; and
•	compliance with our Whistleblower Policy.

Our Code of Business Conduct and Ethics is available on the governance portion of our website at www.cnfrh.com.

Shareholder Communications with Directors

Any shareholder may communicate directly with the Board of Directors, or with any one or more individual members of the Board. A shareholder wishing to do so should address the communication to “Board of Directors” or to one or more individual members of the Board and submit the communication to the Company at the address of the Company noted on the first page of this Notice of Meeting and Proxy Statement. All such communications received by the Company and addressed to the Board of Directors will be forwarded to the Chairman of the Board, or to the individual member or members of the Board, if addressed to them.

All of these communications will be reviewed by our Secretary to filter out communications that are not appropriate, specifically, spam or communications offering to buy or sell products or services. The Secretary will forward all remaining communications to the appropriate directors.

Nomination to the Board of Directors

Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee’s charter, our bylaws, our Corporate Governance Guidelines, and the criteria adopted by our Board of Directors regarding director candidate qualifications. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Additional information regarding the process for properly submitting shareholder nominations for candidates for membership on our Board of Directors is set forth below under “Shareholder Proposals to Be Presented at Next Annual Meeting.”

Director Qualifications

With the goal of developing a diverse, experienced and highly qualified board of directors, the Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board of Directors the desired qualifications, expertise and characteristics of members of our Board of Directors, including qualifications that the Committee believes must be met by a committee-recommended nominee for membership on our Board of Directors and specific qualities or skills that the Committee believes are necessary for one or more of the members of our Board of Directors to possess.

Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our Board of Directors from time to time, our Board of Directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and Nasdaq listing requirements and the provisions of our bylaws, Corporate Governance Guidelines, and charters of the board committees. When considering nominees, our Nominating and Corporate Governance Committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, skills, financial and other expertise, breadth of experience, and knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our Board of Directors in the context of its existing composition. Through the nomination process, the Nominating and Corporate Governance Committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our Board of Directors’ overall effectiveness. The brief biographical description of each director set forth in “Information about the Nominees and the Incumbent Directors” includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board of Directors at this time.

Director Compensation

Our non-employee directors received the following compensation in 2020, 2019, and 2018.

Director	Fees Earned or Paid in Cash
	2020	2019	2018
Joseph Sarafa	$20,000	$21,419	$21,406
R. Jamison Williams, Jr.	20,000	20,000	20,010
Isolde O'Hanlon	20,000	20,000	20,000
Jeffrey Hakala (elected in 2018)	20,000	20,000	15,000
John Melstrom (elected in 2019)	20,000	15,070	—
Timothy Lamothe (elected in 2020)	10,000	—	—
Mark McCammon (resigned in 2019)	—	—	20,558
Jorge Morales (resigned in 2020)	10,000	20,000	20,000
Total Fees	$120,000	$116,489	$116,974

PROPOSAL NO. 1

THE ELECTION OF TWO DIRECTORS

The Company’s Board of Directors is divided into three classes with each class of directors elected to a staggered three-year term of office. At each annual meeting of shareholders, the shareholders elect one class of directors for a three-year term to succeed the class of directors whose term of office expires at that meeting. Each director's term continues until the election and qualification of his or her successor, or such director's earlier death, resignation, or removal.

This year you are voting on two candidates for director. The Company’s Board of Directors, acting upon the recommendation of its Nominating and Corporate Governance Committee, has nominated James G. Petcoff and Jeffrey A. Hakala as directors with terms expiring in 2024. Each nominee has consented to his or her nomination and has agreed to serve as a director, if elected.

If any nominee is unable to stand for election, the Company may vote the shares to elect a substitute nominee, who is nominated by the Board, or the number of directors to be elected at the Annual Meeting may be reduced.

Vote Required

The two nominees receiving the largest number of votes, whether or not a majority, will be elected for a three-year term ending at the Annual Meeting of Shareholders in 2024.

The Company’s Board recommends a vote FOR each of the nominees.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2021. During our fiscal year ended December 31, 2020, Deloitte served as our independent registered public accounting firm.

Notwithstanding the appointment of Deloitte and even if our shareholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our Company and our shareholders. At the Annual Meeting, our shareholders are being asked to ratify the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Our Audit Committee is submitting the appointment of Deloitte to our shareholders because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Deloitte will be present at the Annual Meeting, and will be available to respond to appropriate questions from our shareholders.

If our shareholders do not ratify the appointment of Deloitte, our Board of Directors may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees incurred for professional audit services and other services rendered to our Company by Deloitte for the years ended December 31, 2020, 2019 and 2018, in thousands.

	2020	2019	2018
Audit Fees (1)	$479	$440	$451
Audit-Related Fees (2)	13	13	58
Total Fees	$492	$453	$509

(1) Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(2) Audit-Related Fees consist of fees for professional services rendered by the independent registered public accounting firm for the actuarial certification.  The 2018 Audit-Related Fees include $47,000 of professional service fees related to the Company's public debt offering.

Auditor Independence

In our fiscal year ended December 31, 2020, there were no other professional services provided by Deloitte, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of Deloitte.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services provided by Deloitte for our fiscal years ended December 31, 2020, 2019, and 2018 were pre-approved by our Audit Committee.

Vote Required

The ratification of the appointment of Deloitte as our independent registered public accounting firm requires the affirmative vote of a majority vote of the shares of our common stock actually voting by Internet, by proxy or by telephone and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that we specifically incorporate it by reference.

The Audit Committee has reviewed and discussed with our management and Deloitte & Touche LLP our audited financial statements for the year ended December 31, 2020. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed under the Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees).

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from Conifer.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors and the Board of Directors approved that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2020 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Isolde O'Hanlon

John Melstrom

Richard Jamison Williams, Jr.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 26, 2021 for:

•	each of our directors and nominees for director;
•	each of our named executive officers;
•	all of our current directors and named executive officers as a group; and
•	each person or group, who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 9,681,728 shares of our common stock outstanding as of March 26, 2021. There are authorized shares of our common stock that will be issued in the future pursuant to restricted stock units ("RSU") and stock option awards.  RSU and stock options are subject to vesting conditions.  The table below reflects only outstanding shares relating to fully vested RSUs and exercised stock options.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Conifer Holdings, Inc., 550 W. Merrill, Suite 200, Birmingham, MI 48009. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors:
James Petcoff	2,623,989	27.1%
Brian Roney	407,784	4.2%
Nicholas Petcoff	172,866	1.8%
Andrew Petcoff	184,559	1.9%
Harold Meloche	46,269	*
Timothy Lamothe	17,351	*
Joseph Sarafa	150,000	1.6%
R. Jamison Williams, Jr.	440,752	4.6%
Isolde O'Hanlon	5,000	*
John Melstrom	25,000	*
Jeffrey Hakala (1)	1,030,295	10.6%
All named executive officers and directors as a group (11 persons)	5,103,865	52.7%
Other Beneficial Owners
Aegis Financial Corporation (2)	543,685	5.6%
Clarkston Ventures, LLC	2,135,769	22.1%

* Represents less than 1% of our outstanding shares of common stock.

(1) Consists of 2,135,769 shares of common stock held by Clarkston Ventures, LLC (“CV”).  The shares are held directly by CV and indirectly by Mr. Hakala as the managing member of CV.  Mr. Hakala disclaims beneficial ownership in the shares held by CV except to the extent of his pecuniary ownership therein.

(2)  Based solely on information contained in Schedule 13G/A filed with the SEC on January 22, 2021, by independent investment advisers. The address of this beneficial owner is 6862 Elm Street, Suite 830 McLean, Virginia 22101.

OTHER EXECUTIVE OFFICERS

Brian Roney is the President of Conifer Holdings, Inc.  Mr. Roney oversees the Company's finance and investor relations functions, as well as general operations. He has been with the Company since 2010 and has over 20 years of experience in the insurance industry.  Mr. Roney has a B.A. from the University of Notre Dame and a M.B.A. from the University of Detroit.  Mr. Roney has more than 30 years of financial services experience and spent 10 years in the securities industry as a principal with a broker-dealer, where he specialized in public and private offerings and held FINRA (NASD) Series 7, 24 and 63 licenses.  Mr. Roney's prior experience with multiple publicly traded insurance companies brings vital public company expertise to the executive leadership team.

Harold Meloche is the Chief Financial Officer and Treasurer of Conifer Holdings, Inc. Mr. Meloche has primary responsibility over accounting and financial reporting.  Mr. Meloche has been with the Company since 2013 and has over 27 years of experience in the insurance industry.  Mr. Meloche is a registered Certified Public Accountant and his analytical expertise bears considerable value to the Company’s financial leadership team.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Year 2020

The following table shows the compensation earned by James Petcoff, Brian Roney and Nicholas Petcoff (collectively, the "named executive officers") for the years ended December 31, 2020, and 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total Compensation ($)
James Petcoff	2020	550,000	—	—	—	11,200	561,200
Chief Executive Officer and Chairman of the Board of Directors of the Corporation	2019	550,000	—	—	—	11,200	561,200
Brian Roney	2020	425,000	—	—	31,035	11,200	467,235
President of the Corporation	2019	425,000	—	—	—	11,200	436,200
Nicholas Petcoff	2020	425,000	—	—	31,035	11,200	467,235
Executive Vice President, Director, and Secretary of the Corporation	2019	425,000	—	—	—	4,958	429,958

(1) In accordance with SEC rules, in the case of time-based equity awards, this column reflects the aggregate grant date fair value of such equity awards, as computed in accordance with FASB ASC Topic 718, which is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in the notes to our financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2020. These amounts do not reflect the actual economic value that will be realized by our named executive officers upon the vesting of such equity awards or the sale of the common stock underlying such awards.

(2) Other compensation for James Petcoff consisted of $11,200 of employer matches on contributions to the Company's 401(k) employee benefit plan in 2020 and 2019.  Other compensation for Brian Roney consisted of $11,200 of employer matches on contributions to the Company's 401(k) employee benefit plan in 2020 and 2019.  Other compensation for Nicholas Petcoff consisted of $11,200 and $4,958 of employer matches on contributions to the Company's 401(k) employee benefit plan in 2020 and 2019, respectively.

Narrative Disclosure to Summary Compensation Table

Base Salary

Our Compensation Committee determines the base salaries for each of our named executive officers, as referenced above. Generally, we aim to set executive base salaries near the middle range of the salaries that we have observed for executives in similar positions with similar responsibilities. We pay our named executive officers an annual base salary in cash. Base salaries are reviewed annually by the Compensation Committee and, when appropriate, make recommendations to the Board for approval of the compensation of our named executive officers.

Bonus

Our Compensation Committee historically has not utilized a strict formula in its determination of the annual bonus paid to each of our named executive officers. Rather, the Compensation Committee, with input from our Chief Executive Officer, has taken into account individual performance, Company performance, and market conditions in its determination of the annual bonus paid to each of our named executive officers. Beginning in 2017, the Compensation Committee evaluates executive bonuses primarily in accordance with a formula taking into account the Company's annual return on equity.  Under the plan, executives may be eligible to be paid a bonus equal to a percentage of their base salary, with the applicable percentage increasing as the Company's annual return on equity (defined as pre-tax, post-bonus net income, as a percentage of the Company's total shareholders' equity as of the beginning of the year) increases.  For Mr. James Petcoff, the applicable percentage would be 30% of base salary at a 3% annual return on equity and would increase to a maximum of 200% of base salary at an annual return on equity in excess of 17%.  For Mr. Roney and Mr. Nicholas Petcoff, the applicable percentage would be 20% of base salary at a 3% annual return on equity and would increase to a maximum of 125% of base salary at an annual return on equity in excess of 17%.  In addition, the Compensation Committee may take into account individual performance, Company performance, and market conditions in its determination of annual bonuses to be paid to named executive officers if the Company's annual return on equity for any annual period is less than 3%.

Stock Awards

In March 2015, the Company established the Conifer Holdings, Inc. 2015 Omnibus Incentive Plan (“2015 Plan”), which permits the granting of stock options, stock appreciation rights, RSUs and other stock-based awards. The 2015 Plan authorizes up to 1,377,000 shares of common stock for awards to be issued to employees, directors or consultants of the Company. The Company issued 111,281 and 390,352 RSUs to executive officers and other employees in 2016 and 2015, respectively, to be settled in shares of common stock.  The RSU awards vest in five annual installments, commencing on the first anniversary from the date of grant.

Pursuant to the 2015 Plan, the restriction period, the number of shares granted, the purchase price paid for such shares, and other conditions and limitations applicable to each RSU award are determined by the Compensation Committee and stated in the award agreement.  Prior to the end of the restriction period, the RSUs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.  During the restriction period, participants holding RSUs are entitled to receive all dividends and other distributions paid with respect to such shares, unless otherwise provided in the award agreement.

Equity Awards Granted to our Named Executive Officers

On the date of our offering in 2015, our named executive officers received RSUs equal in value to $2.0 million.  Our named executive officers were part of an additional award granted in 2016 equal in value to $0.4 million.  There have been no further RSU awards granted since 2016.  On June 30, 2020, our named executive officers received stock option awards equal in value to $62,000.

Outstanding Equity Awards at 2020 Year-End

The following table lists all outstanding equity awards held by our Named Executive Officers as of December 31, 2020.

	Option Awards			Stock Awards
Name	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested (1) ($)
James Petcoff	—	—	—	4,896	16,108
Brian Roney	30,000	$3.81	6/30/2030	2,448	8,054
Nicholas Petcoff	30,000	$3.81	6/30/2030	2,448	8,054

(1) Based on the closing price of our common stock, as reported on the Nasdaq, of $3.29 per share on December 31, 2020.

Severance and Change in Control Benefits

The Company is party to employment agreements (the “Employment Agreements”) with Mr. James Petcoff, the Company’s Chairman and CEO, Mr. Brian Roney, the Company’s President, Mr. Nicholas Petcoff, the Company’s Director and Executive Vice President, and Mr. Andrew Petcoff, the Company’s Director and Senior Vice President.  The Employment Agreements are the same except for the individuals’ titles and annual base salaries, which are $550,000 for Mr. James Petcoff, $425,000 for Mr. Brian Roney, $425,000 for Mr. Nicholas Petcoff and $375,000 for Mr. Andrew Petcoff.  The initial term for each of the Employment Agreements ended on March 13, 2018, with unlimited one-year automatic extensions unless the Employee gives written notice of non-extension not less than 30 days prior to the expiration of the term or the Company gives written notice of non-extension prior to the expiration of the term. The Employment Agreements provide for an annual base salary, participation in the annual bonus plan, participation in any long-term incentive plan made generally available to senior executive officers of the Company and other fringe benefits and perquisites as are generally made available to the Company’s executives.

If any of the executives’ employment is terminated for cause, the executive will receive the accrued and unpaid portion of base salary.  If any of the executives’ employment is terminated due to death or permanent disability, the executive (or his legal representative or beneficiary) will receive the accrued and unpaid portion of base salary and any earned but not yet paid incentive awards for already completed years or award cycles. If any of the executives’ employment is terminated without cause or if he terminates his employment for good reason (assuming the change of control provisions below do not apply), the executive will receive the accrued and unpaid portion of base salary, any earned but not yet paid incentive awards for already completed years or award cycles, plus one times his annual base salary.  In addition, any unvested equity awards will immediately vest. If any of the executives’ employment is terminated without cause (other than due to death or permanent disability) or he terminates such employment for good reason, in each case within 24 months after a change of control, the executive will receive the accrued and unpaid portion of base salary, any earned but not yet paid incentive awards for already completed years or award cycles and 2.99 times the sum of (i) his annual base salary and (ii) the greater of his annual target bonus or his average bonus for the prior three years.  In addition, any unvested equity awards will immediately vest.

The employment agreements also provide for confidentiality and non-solicitation provisions, the latter for one year after termination of employment.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our related person transaction policy states that our executive officers, directors and principal shareholders, including their immediate family members, are not permitted to enter into a related person transaction with us without the consent of our Audit Committee, or the disinterested members of Board of Directors. Any request for us to enter into a transaction with an executive officer, director, principal shareholder or any of such persons’ immediate family members, in which the amount involved exceeds $120,000, will be required to be presented to our Audit Committee for review, consideration and approval. All of our directors, executive officers and employees are required to report to our Audit Committee any such related person transaction. In approving or rejecting the proposed transaction, our Audit Committee will take into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third‑party under the same or similar circumstances, the extent of the related person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if we should discover related person transactions that have not been approved, our Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Other Family Relationships

The Company employs B. Matthew Petcoff, the brother of the Chairman and Chief Executive Officer, James Petcoff, as the President of Blue Spruce Underwriters, a business unit and DBA of Sycamore Insurance Agency.  In this capacity, B. Matthew Petcoff leads a team of agents in writing business in the hospitality industry, focusing on quick-service restaurants.  B. Matthew Petcoff earned $312,000 in base salary compensation for his services during 2020 and 2019.  B. Matthew Petcoff received $10,900 and 11,200 of employer matches on contributions to the Company's 401(k) employee benefit plan in 2020 and 2019, respectively.  B. Matthew Petcoff did not receive a bonus in 2020 or 2019.

The Company employs Nicholas Petcoff as Director, Executive Vice President, and Secretary and Andrew Petcoff as Director, Senior Vice President of Personal Lines, and President of Sycamore Insurance Agency.  Each of those individuals have been employed since 2009, and are the sons of James Petcoff, the Company's Chairman and Chief Executive Officer.

Details of Nicholas Petcoff's role and background can be found in the "Information about the Nominees and the Incumbent Directors" section and details of compensation can be found in the "Executive Compensation" section of this proxy statement.

Details of Andrew Petcoff's role and background can be found in the "Continuing Directors" section of this proxy statement.  Andrew Petcoff earned $375,000 in base salary compensation for his services during fiscal years 2020 and 2019.  He did not receive a bonus in 2020 or and 2019.  Andrew Petcoff received $31,035 worth of stock options on June 30, 2020.  These stock options will vest in five equal increments beginning on the first anniversary of the grant date.  Andrew Petcoff also received $11,200 of employer matches on contributions to the Company's 401(k) employee benefit plan in 2020 and 2019.

The Company employs Hilary Petcoff as its Vice President of Enterprise Risk Management.  She was appointed to this role in May 2018.  Hilary Petcoff has been employed with the Company since 2009.  She is the daughter of the Company's Chairman and Chief Executive Officer, James G. Petcoff.  Hilary Petcoff earned $133,000 in base salary compensation for her services during 2020 and 2019.  Hilary Petcoff received $5,320 of employer matches on contributions to the Company's 401(k) employee benefit plan in 2020 and 2019.  Hilary Petcoff received a bonus of $2,500 in 2020 and 2019.  Hilary received $5,173 worth of stock options on June 30, 2020.  These stock options will vest in five equal increments beginning on the first anniversary of the grant date.

ADDITIONAL INFORMATION

Shareholder Proposals to be Presented at Next Annual Meeting

Our bylaws provide that, for shareholder nominations to the board or other proposals to be considered at an annual meeting, the shareholder must give timely notice thereof in writing to the Secretary at 550 W. Merrill Street, Suite 200 Birmingham, MI 48009, Attn: Secretary.

To be timely for the 2022 Annual Shareholder’s Meeting, a shareholder’s notice must be delivered to, or mailed and received by, our Secretary at our principal executive offices not earlier than 5:00 p.m. Eastern Time on November 20, 2021, and not later than 5:00 p.m. Eastern Time on January 19, 2022. A shareholder’s notice to the Secretary must set forth each matter the shareholder proposes to bring before the Annual Meeting and the information required by our bylaws.

Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2022 Annual Meeting must be received by the Secretary no later than December 8, 2021 in order to be considered for inclusion in our proxy materials for that annual meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. The Company believes that during its fiscal year ended December 31, 2020, all reporting persons timely complied with all applicable filing requirements.

Available Information

This proxy statement and our annual report are posted on our website at http://www.cnfrh.com and are available from the SEC at its website at www.sec.gov.  You may also obtain without charge, upon written request, a copy of Conifer’s annual report on Form 10-K for the year ending December 31, 2020, including the financial statements and list of exhibits, and any exhibit specifically requested.

Requests should be sent to:

550 W. Merrill Street, Suite 200

Birmingham, MI 48009

ATTN: Investor Relations

OTHER MATTERS

The Board of Directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Shareholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

LOGO Conifer Holdings Inc. CONIFER HOLDINGS, INC. 550 WEST MERRILL STREET SUITE 200 BIRMINGHAM, MI 48009 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 18, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CNFR2021 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 18, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 up until 11:59 P.M. Eastern Time on May 18, 2021. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D35617-P52555 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CONIFER HOLDINGS, INC. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. Election of Directors ☐ ☐ ☐ Nominees: 01) James G. Petcoff 02) Jeffrey A. Hakala The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. The ratification of the Appointment of Deloitte & Touche LLP ☐ ☐ ☐ NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Statement are available at www.proxyvote.com. D35618-P52555 CONIFER HOLDINGS, INC. Annual Meeting of Shareholders May 19, 2021 10:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) James G. Petcoff, Chief Executive Officer and Chairman of the Board, Brian J. Roney, President, and Nicholas J. Petcoff, Executive Vice President, Director and Secretary of the Company, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CONIFER HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, EDT on May 19, 2021, through a Virtual Shareholder Meeting, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side